UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2023

Mawson Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40849	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Clark Street Sharon PA	16146
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +1 – 412 – 515 – 0896

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	MIGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On July 19, 2023, Mawson Infrastructure Group (the "Company") entered into an Addendum to the Employment Agreement executed by the Company and its CEO and President Rahul Mewawalla (“Executive”) on May 22, 2023.

The Addendum is intended to provide management continuity related to a potential or actual change-in-control event of the Company and to align with shareholder interests in support of corporate transactions. The Addendum provides for double (200%) severance related payments and benefits if the Executive's employment is terminated (actually or constructively, or by Executive for Good Reason) upon or after a change-in-control of the Company. The increase in payments and benefits provided to an Executive following a qualifying termination is the same for all change-in-control events. The description set forth above is qualified in its entirety by reference to the form of the Addendum attached hereto. Capitalized terms used herein are defined in the Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Addendum dated July 19, 2023 to Employment Agreement between Mawson Infrastructure Group, Inc. and Rahul Mewawalla
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mawson Infrastructure Group Inc.

Date: July 21, 2023	By:	/s/ Greg Martin
Greg Martin
Chairman of the Board

2